Exhibit 5.3

March 17, 2014

Petróleo Brasileiro S.A.—Petrobras Avenida República do Chile, 65 20035-900 Rio de Janeiro – RJ Brazil Petrobras Global Finance B.V. Weenapoint Toren A, Weena 722 3014 DA Rotterdam The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A. – Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and Petrobras Global Finance B.V., a Dutch private company (“PGF”, and together with Petrobras, the “Companies”), in connection with PGF’s offering pursuant to a registration statement on Form F-3 (No. 333-183618-01) of U.S.$1,600,000,000 aggregate principal amount of PGF’s 3.250% Global Notes due 2017 (the “2017 Notes”), U.S.$1,500,000,000 aggregate principal amount of PGF’s 4.875% Global Notes due 2020 (the “2020 Notes”), U.S.$2,500,000,000 aggregate principal amount of PGF’s 6.250% Global Notes due 2024 (the “2024 Notes”), U.S.$1,000,000,000 aggregate principal amount of PGF’s 7.250% Global Notes due 2044 (the “2044 Notes”), U.S.$1,400,000,000 aggregate principal amount of PGF’s Floating Rate Global Notes due 2017 (the “2017 Floating Rate Notes”) and U.S.$500,000,000 aggregate principal amount of PGF’s Floating Rate Global Notes due 2020 (the “2020 Floating Rate Notes”, together with the 2017 Notes, 2020 Notes, 2024 Notes, 2044 Notes and the 2017 Floating Rate Notes, the “Notes”).  The Notes are to be issued under an indenture dated as of August 29, 2012 (the “Original Indenture”) between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the fourteenth supplemental

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indenture thereto dated as of March 17, 2014 (the “Fourteenth Supplemental Indenture”) among PGF, Petrobras and the Trustee, the fifteenth supplemental indenture thereto dated as of March 17, 2014  (the “Fifteenth Supplemental Indenture”) among PGF, Petrobras and the Trustee, the sixteenth supplemental indenture thereto dated as of March 17, 2014 (the “Sixteenth Supplemental Indenture”) among PGF, Petrobras and the Trustee, the seventeenth supplemental indenture thereto dated as of March 17, 2014  (the “Seventeenth Supplemental Indenture”) among PGF, Petrobras and the Trustee, the eighteenth supplemental indenture thereto dated as of March 17, 2014 (the “Eighteenth Supplemental Indenture”) among PGF, Petrobras and the Trustee and the nineteenth supplemental indenture thereto dated as of March 17, 2014 (the “Nineteenth Supplemental Indenture”) among PGF, Petrobras and the Trustee.  The Original Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture,  the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture and the Nineteenth Supplemental Indenture together are herein called the “Indenture”.  The 2017 Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2017 Notes”), the 2020 Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2020 Notes”), the 2024 Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2024 Notes”), the 2044 Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2044 Notes”), the 2017 Floating Rate Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2017 Floating Rate Notes”), and the 2020 Floating Rate Notes will have the benefit of a guaranty, dated as of March 17, 2014 (the “Guaranty for the 2020 Floating Rate Notes” and together with the Guaranty for the 2017 Notes, the Guaranty for the 2020 Notes, the Guaranty for the 2024 Notes, the Guaranty for the 2044 Notes and the Guaranty for the 2017 Floating Rate Notes, the “Guaranties”), in each case between Petrobras and the Trustee.  Such registration statement, as amended as of its most recent effective date (March 10, 2014), insofar as it relates to the Notes (as determined pursuant to Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)      an executed copy of the Original Indenture;

(b)      a form of the Fourteenth Supplemental Indenture, including forms of global certificates representing the 2017 Notes as executed by PGF (the “2017 Global Notes”);

(c)      a form of the Fifteenth Supplemental Indenture, including forms of global certificates representing the 2020 Notes as executed by PGF (the “2020 Global Notes”);

(d)     a form of the Sixteenth Supplemental Indenture, including forms of global certificates representing the 2024 Notes as executed by PGF (the “2024 Global Notes”);

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(e)      a form of the Seventeenth Supplemental Indenture, including forms of global certificates representing the 2044 Notes as executed by PGF (the “2044 Global Notes”);

(f)       a form of the Eighteenth Supplemental Indenture, including forms of global certificates representing the 2017 Floating Rate Global Notes as executed by PGF (the “2017 Floating Rate Global Notes”);

(g)      a form of the Nineteenth Supplemental Indenture, including forms of global certificates representing the 2020 Floating Rate Global Notes as executed by PGF (the “2020 Floating Rate Global Notes” and together with the 2017 Global Notes, 2020 Global Notes, the 2024 Global Notes, the 2044 Global Notes and the 2017 Floating Rate Global Notes, the “Global Notes”);

(h)      a form of the Guaranty for the 2017 Notes;

(i)        a form of the Guaranty for the 2020 Notes;

(j)        a form of the Guaranty for the 2024 Notes;

(k)      a form of the Guaranty for the 2044 Notes;

(l)        a form of the Guaranty for the 2017 Floating Rate Notes; and

(m)    a form of the Guaranty for the 2020 Floating Rate Notes.

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Notes and the Guaranties have been duly executed and delivered by PGF and Petrobras, as applicable, in the forms thereof that we have examined, and the Global Notes have been duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement and authenticated in accordance with the terms of the Indenture, the Global Notes will be valid, binding and enforceable obligations of PGF, entitled to the benefits of the Indenture, and the Guaranties will be valid, binding and enforceable obligations of Petrobras.

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Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of PGF or Petrobras, (a) we have assumed that each of Petrobras and PGF and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras and PGF regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indenture and the Global Notes (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture, the Guaranties or the Global Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) the enforceability in the United States of the waiver  in Section 15(f) of the Guaranties and Section 1.15 of the Indenture by each of Petrobras and PGF of any immunities from court jurisdiction and from legal process, is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.15 of the Indenture or Section 15(b) of the Guaranties of the U.S. federal courts located in the borough of Manhattan, city of New York, New York as the venue for actions or proceedings relating to the Indenture, the Global Notes and the Guaranties is (notwithstanding the waiver in Section 1.15 of the Indenture and Section 15(b) of the Guaranties) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 14 of the Guaranties and Section 10.13 of the Indenture relating to currency indemnity.

In addition, we note that the waiver of defenses in Section 5 of the Guaranties may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the state of New York.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in the prospectus supplement related thereto under the heading “Legal Matters” as counsel for Petrobras and PGF who have passed on the validity of the Securities being registered by the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:   /s/ Francesca L. Odell

Francesca L. Odell